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Exhibit 99.3

Station Casinos LLC

Offer to Exchange Any and All Outstanding
Senior Notes Due 2018 (The "Existing Notes")
($625,000,000 In Aggregate Principal Amount Outstanding)

For

Senior Notes Due 2018 (The "Exchange Notes")

And

Guarantees Of The Exchange Notes By
NP Boulder LLC, NP Red Rock LLC, NP Palace LLC, NP Sunset LLC,
NP Development LLC and NP Losee Elkhorn Holdings LLC,

each a wholly-owned subsidiary of Station Casinos LLC.

Pursuant to the Prospectus Dated [                                    ], 2012

THE EXCHANGE OFFER (AS DEFINED HEREIN) AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON [                                                 ], 2012, UNLESS EXTENDED OR EARLIER TERMINATED (SUCH DATE AND TIME, THE "EXPIRATION DATE").

[                                    ], 2012

To Our Clients:

        Enclosed for your consideration is a Prospectus (the "Prospectus") and a Letter of Transmittal (the "Letter of Transmittal") which together describe the offer (the "Exchange Offer") by Station Casinos LLC, a Nevada limited liability company (the "Company"), to exchange its registered Senior Notes due 2018 (the "Exchange Notes") for any and all of its outstanding Senior Notes due 2018 (the "Existing Notes"). Capitalized terms used herein and not defined herein shall have the meanings assigned to them in the Prospectus.

        WE ARE THE HOLDER OF RECORD OF THE EXISTING NOTES HELD BY US FOR YOUR ACCOUNT. A TENDER OF SUCH EXISTING NOTES CAN BE MADE ONLY BY US AS THE HOLDER OF RECORD AND PURSUANT TO YOUR INSTRUCTIONS. THE LETTER OF TRANSMITTAL IS FURNISHED TO YOU FOR YOUR INFORMATION ONLY AND CANNOT BE USED BY YOU TO TENDER EXISTING NOTES HELD BY US FOR YOUR ACCOUNT.

        We request instructions as to whether you wish to have us tender Existing Notes on your behalf in respect of any or all of the Existing Notes held by us for your account, upon the terms and subject to the conditions of the Exchange Offer.

        Your attention is directed to the following:

  1.
  The exchange offer is for any and all Existing Notes.

  2.
  The exchange offer is subject to conditions described in "The Exchange Offer—Conditions of the Exchange Offer" in the prospectus.

  3.
  The exchange offer expires at 5:00 p.m., New York City time, on [                ], 2012, unless extended or earlier terminated.

        If you wish to have us tender any or all of your Existing Notes held by us for your account upon the terms set forth in the Prospectus and Letter of Transmittal, please so instruct us by completing, executing and returning to us the Instruction Form contained in this letter. An envelope in which to return your instructions to us is enclosed. If you authorize the tender of your Existing Notes, all such Existing Notes will be tendered unless otherwise specified on the Instruction Form. YOUR INSTRUCTIONS SHOULD BE FORWARDED TO US IN AMPLE TIME TO PERMIT US TO SUBMIT A TENDER ON YOUR BEHALF ON OR PRIOR TO THE EXPIRATION DATE.

        Note to the undersigned: None of the Existing Notes held by us for your account will be tendered unless we receive written instructions from you to do so. Unless a specific contrary instruction is given in the space provided above, your signature(s) on this instructions page will constitute an instruction to us directing us to tender all the Existing Notes held by us for your account.

INSTRUCTION FORM WITH RESPECT TO THE EXCHANGE OFFER

Station Casinos LLC

Offer to Exchange Any and All Outstanding
Senior Notes Due 201 (The "Existing Notes")
($625,000,000 In Aggregate Principal Amount Outstanding)
For
Senior Notes Due 2018 (The "Exchange Notes")
And
Guarantees Of The Exchange Notes By
NP Boulder LLC, NP Red Rock LLC, NP Palace LLC, NP Sunset LLC,
NP Development LLC and NP Losee Elkhorn Holdings LLC,

each a wholly-owned subsidiary of Station Casinos LLC.

THE EXCHANGE OFFER (AS DEFINED HEREIN) AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON [                                                 ], 2012, UNLESS EXTENDED OR EARLIER TERMINATED (SUCH DATE AND TIME, THE "EXPIRATION DATE").

        The undersigned acknowledge(s) receipt of your letter and the enclosed material referred to in your letter relating to the exchange offer (the "Offer Documents") made by Station Casinos LLC, a Nevada limited liability company, with respect to the Existing Notes. This will instruct you to tender the principal amount of Existing Notes indicated below (or, if no number is indicated below, the entire aggregate principal amount of Existing Notes) which are held by you for the account of the undersigned, upon the terms and subject to the conditions set forth in the Offer Documents.

Aggregate Principal Amount of Notes to be Tendered:* $

Dated:                                     , 2012

SIGN HERE
Signature(s):

Please print name(s):

Address:

Area Code and Telephone Number:

Taxpayer Identification or Social Security Number:

*
Unless otherwise indicated, it will be assumed that the entire principal amount of the Existing Notes held by us for your account are to be tendered for purchase. The minimum permitted tender is $1,000 principal amount of Existing Notes, and all tenders must be in integral multiples of $1,000.

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  Exhibit 99.3